UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	May 5, 2020

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-225149
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

905 East Walnut Street, Garland, Texas 75040 Address of principal executive offices Zip Code

Registrant’s telephone number, including area code:	(972) 272-3571

N/A
(Former name or former address, if changed since last report)
Item 8.01	Other Events.

On April 17, 2020, Micropac Industries, Inc. (the Company) obtained an unsecured $1,924,400 loan under the Paycheck Protection Program (the PPP Loan). The Paycheck Protection Program (or PPP) was established under the recently congressionally-approved Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) and is administered by the U.S. Small Business Administration. The PPP Loan to the Company is being made through Frost Bank, the Company s existing lender (the Lender).

Based upon updated guidance issued April 23, 2020 by the Federal Government including a presumption that no publicly traded companies with sources of liquidity are eligible for a PPP loan, the Company intends to return the loan proceeds within the time period imposed under these new guidelines, subject to any additional guidance that may be issued by the Federal Government.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 5/05/2020	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer